Exhibit 99.1

BANKNORTH GROUP, INC.
REVOCABLE PROXY
Special Meeting of Shareholders
February 18, 2005

This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, as a holder of common stock of Banknorth Group, Inc., hereby appoints each of O. William Robertson and Roger Percival as Proxies, each with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of common stock of Banknorth Group, Inc. which the undersigned is entitled to vote at the special meeting of shareholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Friday, February 18, 2005, at 10:00 a.m., local time, or any adjournment thereof.

     This Proxy may be revoked at any time before it is exercised.

     Shares of common stock of Banknorth Group, Inc. will be voted as specified. Unless otherwise specified, this Proxy will be voted “FOR” the proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, “FOR” the proposals to approve the reincorporation of Banknorth from Maine to Delaware and the governance and other provisions in the post-transaction certificate of incorporation of Banknorth Delaware, Inc., which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank, and “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies with respect to each of foregoing proposals. If any other matter is properly presented at the special meeting of shareholders, this Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

SEE REVERSE SIDE

VOTE BY TELEPHONE OR INTERNET
QUICK *** EASY *** IMMEDIATE

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A: To vote as the Board of Directors recommends on ALL proposals; Press 1.

OPTION B: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

Item 1: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

When asked, please confirm your vote by pressing 1.

VOTE BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/BNK

IF YOU VOTE BY PHONE OR INTERNET — DO NOT MAIL THE PROXY CARD.
THANK YOU FOR VOTING.

Call ** Toll Free ** On a Touch-Telephone
1-888-297-9580
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CONTROL NUMBER
for Telephone/Internet Voting

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

PLEASE COMPLETE EITHER THIS ITEM OR THE INDIVIDUAL PROPOSALS BELOW, BUT NOT BOTH. You may vote on all proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 1, 2 and 3A-L) by marking a box below. If you mark both this item and any individual proposal below only your vote on this item will be counted.

FOR	AGAINST	ABSTAIN
☐	☐	☐

1. Proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank, Berlin Merger Co., a wholly-owned subsidiary of The Toronto-Dominion Bank, Banknorth Group, Inc. and Banknorth Delaware Inc., a wholly-owned subsidiary of Banknorth, and the transactions contemplated thereby.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2. Proposal to approve the reincorporation of Banknorth Group, Inc. from Maine to Delaware as provided by the merger agreement, which, among other things, will result in the inapplicability of Sections 1109 and 1110 of the Maine Business Corporation Act, antitakeover provisions which restrict business combinations between Banknorth Group, Inc. and a significant shareholder and which give Banknorth Group, Inc.’s shareholders the right to demand payment of the fair value of their shares from a person or entity which becomes a significant shareholder.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Proposals to approve the governance and other provisions of the post-transaction certificate of incorporation of Banknorth Delaware Inc. (which will be the successor to Banknorth Group, Inc. following the completion of the transaction), consisting of the following proposals:

A. Proposal to approve provisions authorizing the Class B common stock, which will be held by TD and will facilitate its exercise of control of the board of directors as majority shareholder of Banknorth Delaware Inc.

FOR	AGAINST	ABSTAIN
☐	☐	☐

B. Proposal to approve provisions relating to the composition and powers of the board of directors of Banknorth Delaware Inc. and its committees, which will facilitate TD’s ability to control the board and its committees.

FOR	AGAINST	ABSTAIN
☐	☐	☐

C. Proposal to approve a provision which permits action by less than unanimous written consent of shareholders in some circumstances.

FOR	AGAINST	ABSTAIN
☐	☐	☐

D. Proposal to approve a provision which increases the ownership threshold required for shareholders to call a special meeting of shareholders.

FOR	AGAINST	ABSTAIN
☐	☐	☐

E. Proposal to approve the elimination of Banknorth Group, Inc’s classified board and elect all directors annually.

FOR	AGAINST	ABSTAIN
☐	☐	☐

F. Proposal to approve the elimination of the “fair price” provision in Banknorth Group, Inc.’s articles of incorporation.

FOR	AGAINST	ABSTAIN
☐	☐	☐

G. Proposal to approve the elimination of the super-majority voting requirements in Banknorth Group, Inc.’s articles of incorporation relating to charter amendments.

FOR	AGAINST	ABSTAIN
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H. Proposal to approve the elimination of the provision in Banknorth Group, Inc.’s articles of incorporation requiring the board of directors to consider the interests of non-shareholder constituencies.

FOR	AGAINST	ABSTAIN
☐	☐	☐

I. Proposal to include a provision in the post-transaction certificate of incorporation which limits the ability of Banknorth Delaware Inc. to adopt antitakeover provisions that are inconsistent with TD’s rights under the stockholders agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

J. Proposal to include a provision in the post-transaction certificate of incorporation by which Banknorth Delaware Inc. opts out of coverage under Section 203 of the Delaware General Corporation Law, a statute which restricts business combinations between corporations and their significant shareholders.

FOR	AGAINST	ABSTAIN
☐	☐	☐

K. Proposal to approve the grant to TD, under the stockholders agreement, of the right to subscribe for additional securities of Banknorth Delaware Inc. in order to maintain its ownership percentage, in lieu of providing TD preemptive rights in the post-transaction certificate of incorporation as permitted by the Delaware General Corporation Law, and the right to contribute additional capital in return for additional shares of Banknorth Delaware Inc. common stock.

FOR	AGAINST	ABSTAIN
☐	☐	☐

L. Proposal to approve a provision which allocates corporate opportunities between Banknorth Delaware Inc. and TD.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE APPROVAL OF EACH OF PROPOSALS 1, 2 AND 3A-L IS A CONDITION TO COMPLETION OF THE PROPOSED TRANSACTION WITH THE TORONTO-DOMINION BANK. IF YOU WISH TO APPROVE THIS TRANSACTION, YOU MUST APPROVE EACH OF THESE PROPOSALS.

4. To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve any of the foregoing proposals.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5. In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any adjournment or postponement thereof.

The Board of Directors of Banknorth Group, Inc. recommends a vote “FOR” approval of the merger agreement, “FOR” approval of the other proposals which must be approved in order to permit completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank (Proposals 2 and 3A-L) and “FOR” approval of the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies with respect to any of the foregoing proposals. Such votes are hereby solicited by the Board of Directors.

The approval of each of Proposals 1, 2 and 3A-L is a condition to completion of the proposed transaction between Banknorth Group, Inc. and The Toronto-Dominion Bank, and thus a vote against any such proposal effectively will be a vote against the transaction.

Date:

Signature

Signature (if held jointly)

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, either holder may sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full titles as such. If signer is a partnership, please sign in partnership name by authorized person.

Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐